UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 22, 2024
FactSet Research Systems Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-11869	13-3362547
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

45 Glover Avenue
Norwalk, Connecticut 06850
(Address of principal executive offices) (Zip code)
Registrant’s telephone number, including area code: (203) 810-1000
Former name or former address, if changed since last report: None
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	FDS	New York Stock Exchange LLC
The Nasdaq Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 23, 2024, FactSet Research Systems Inc. (the “Company”) announced that Linda S. Huber had transitioned out of her position as the Company’s Executive Vice President, Chief Financial Officer, effective July 22, 2024. Ms. Huber will serve as finance advisor to the Company and remain an employee of the Company through December 31, 2024.

Ms. Huber and the Company entered into a Separation Agreement and General Release of Claims (the “Agreement”) on July 22, 2024. A copy of the Agreement is filed as Exhibit 10.1 hereto and is incorporated by reference herein. In connection with her departure, Ms. Huber will receive the payments and benefits provided for in the Agreement, which includes those to which she is entitled under the Company's Executive Severance Plan. The foregoing summary is not complete and is qualified in its entirety by reference to the Agreement.

Ms. Huber’s departure is not the result of any disagreement with the Company regarding its accounting practices, financial statements or financial condition, or any of the Company's related disclosures.

On July 23, 2024, the Company also announced that Helen Shan, 56, the Company’s Executive Vice President and Chief Revenue Officer, was appointed to the position of Chief Financial Officer effective July 23, 2024. Ms. Shan also will remain in her position as Chief Revenue Officer through August 31, 2024. Ms. Shan brings extensive financial leadership experience and business expertise within FactSet, and is rotating back into the CFO role, which she previously held from 2018 to 2021 before being appointed Executive Vice President and Chief Revenue Officer.

Ms. Shan does not have any family relationships with any of FactSet's directors or executive officers. There are no arrangements or understandings between Ms. Shan and any other persons pursuant to which she was appointed as Chief Financial Officer of FactSet. There are no related party transactions between FactSet and any of its subsidiaries and Ms. Shan that would be required to be disclosed under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Separation Agreement and General Release of Claims by and between FactSet Research Systems Inc. and Linda Huber, dated July 22, 2024
104	Cover page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FACTSET RESEARCH SYSTEMS INC. (Registrant)

July 23, 2024	By:	/s/ HELEN L. SHAN
Helen L. Shan Executive Vice President, Chief Financial Officer and Chief Revenue Officer